Exhibit 10.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

TR-FLEX CYCLOTRON SYSTEM SUPPLY CONTRACT

This TR-Flex Cyclotron System Supply Contract (this “Contract” or “Agreement”) is executed as of June 9, 2024, between:

Buyer:	Ionetix Corporation

Address:	Headquarters: [***] Ship To: [***]

Seller:	Advanced Cyclotron Systems Inc.

Address:	[***]

This Contract is made by and between Buyer and Seller, whereby Buyer agrees to buy, and Seller agrees to sell, the under mentioned commodity according to the terms and conditions stipulated below:

Item No.	Commodity and Services	Qty	Contract Price In US dollars
1	Cyclotron System as per details in Schedule 1 - Scope of Supply.	1	USD $[***]

1.	COUNTRY OF ORIGIN/ MANUFACTURERS: Canada/ Advanced Cyclotron Systems Inc.

2.	SHIPMENT: Equipment described in Schedule 1 (the “Equipment”) DAP [***] as per Incoterms® 2010 ICC. Buyer will be responsible, at its cost, for import of the Equipment, including all taxes, custom duties and any related charges. Buyer will be responsible for unloading the Equipment from the truck and rigging to the final location.

3.	SITE OF DESTINATION (herein referred to as the “Site”): [***]

4.	PAYMENT TERMS: The full Contract Price is USO $[***]. All amounts due under this Contract shall be non-refundable, with exceptions stipulated in Section 16, and shall be paid according to the following Payment Schedule:

(a)	Initial Good Faith payment of $[***] at contract signature.

(b)	$[***] due in [***] after Contract execution.

(c)	[***]: $[***] due in [***] after Contract execution and receipt of major materials by Seller.

(d)	[***]: $[***] due within [***] of issuing of ready to ship notice as described in Section 7.

If Buyer fails to make payments 4(b) or 4(c) then Seller shall have the right, but not the obligation, to sell the Equipment to a different buyer and start manufacturing of new equipment to fulfill obligations under terms of this contract in accordance with a new Schedule determined by Seller and Buyer.

(e)	[***]: $[***] due on completion of the Equipment Installation.

(f)	[***]: $[***] due on completion of the Equipment Commissioning as per Schedule 6.

If Installation and/or Equipment Commissioning can not be completed, as per Schedule 2 of this Contract, for more then [***], due to any Buyer caused delay, Buyer shall pay to Seller outstanding amount 4(e).

5.	EFFECTIVE DATE: The Effective Date of this Contract shall be, and this Contract shall become enforceable upon the occurrence of both:

(a)	execution and delivery of this Contract by Seller and Buyer; and

(b)	receipt by Seller of initial payment contemplated in Section 4(a).

6.	TAXES AND DUTIES: The Contract Price does not include any taxes, customs and import duties and other charges levied or imposed by any governmental authority on all or any portion of the Equipment or all activities related to supplying the Equipment. Such charges will be borne by Seller in the Seller country and by the Buyer in the Buyer country. Buyer will be exclusively responsible at its sole risk and expense for procuring the importation of all components comprising the Equipment.

7.	READY TO SHIP NOTICE: At such time as Seller is of the view that the Equipment is ready to ship on the basis of completion of applicable factory acceptance testing, as per Schedule 5, Seller will notify Buyer in writing by issuing a “Ready to Ship Notice”.

Promptly upon receipt of the Ready to Ship Notice, Buyer shall advise Seller when it wishes Seller to ship the Equipment. The Proposed Shipment Date shall be within [***] of the receipt payment 4(d) by Seller. The failure to advise Seller of a Proposed Shipment Date within [***] after having received a Ready to Ship Notice will be deemed to be an event of Buyer’s delay.

The date [***] after the Ready to Ship Notice is herein referred to as the Cost Start Date. If Seller cannot ship the Equipment by the Cost Start Date as a result of delay in whole or in part on the part of Buyer, Seller may charge Buyer for the commercially reasonable costs of storage, insurance and handling services, incurred or provided by Seller, after the Cost Start Date and resulting from such delay.

Title to the Equipment will pass with the receipt of payment 4(d) by Seller.

If the Equipment is not shipped to the Site withing [***] after Cost Start Date as a result of delay on the part of the Seller, except for force majeure related delays, Buyer may- in Buyer’s sole discretion and at Seller’s sole cost - (a) approve a revised shipment date, (b) require expedited or premium shipment of the Equipment, or (c) if the delay is expected to exceed [***], terminate this Contract for material breach

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8.	FORCE MAJEURE: Force Majeure means an event or circumstance that is beyond the reasonable control of a party and that prevents or delays that party in the performance or observance of any of, or all, its obligations under this Contract, including but not limited to:

(a)	strike, lockout or labour disturbance or slowdown;

(b)	an order of a court or regulatory authority preventing or impeding the movement of goods or persons or the carrying out of all activities related to supplying the Equipment;

(c)	the apprehension or outbreak of war, whether or not declared, military invasion or armed hostilities;

(d)	the outbreak or apprehension of riot or civil insurrection or commotion;

(e)	acts of piracy or terrorism;

(f)	earthquake, volcanic eruption, hurricane or any unusually adverse climatic conditions, or natural disasters;

(g)	fire not caused by the willful act of the party.

If a party is prevented or delayed in performing or observing its obligations under the Contract by Force Majeure, the time for performance of those obligations is deferred for the duration of the event or circumstance of Force Majeure, and that party is not liable to the other party for any failure to observe or perform those obligations, to the extent that performance or observance is delayed or prevented by Force Majeure. A party that is prevented or delayed by Force Majeure and that seeks relief under this Section must give notice to the other party as soon as possible after the event or circumstance of Force Majeure is known to the first party, and in any event not later than [***] after the date when that event or circumstance is known to the first party. A party that has given notice of an event or circumstance of Force Majeure shall give notice to the other party of the cessation of that event or circumstance promptly after cessation is known to the first party.

9.	WARRANTY: Seller warrants that each item of the Equipment will be free from defects in material and workmanship, will confirm with the specifications, documentation, and requirements included in or delivered pursuant to this Contract (including its schedules), will be fit for the ordinary purposes for which such Equipment is used, and will operate as intended for the Warranty Period; that each item of the Equipment will be free and clear of any liens, encumbrances, or claims; and does not infringe upon the intellectual property rights of any third party (the “Warranty”). The Warranty Period for Equipment shall be [***] from the completion of the Site Acceptance Tests or, in the event of Buyer caused delay, [***] from the date of the Ready to Ship Notice, whichever occurs first; provided that the Warranty Period will be extended by the duration of any period during which the Equipment is awaiting Warranty service.

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To give this Warranty, Seller requires that no person other than operators certified in writing by Seller shall operate and maintain the Equipment. Buyer and the certified operators are required to use due care in the operation and Preventative Maintenance of the Equipment, including keeping accurate records of use, maintenance, and repairs, for review by Seller in connection with a Warranty claim at its discretion. Warranty excludes consumables.

If the Equipment or any part thereof, is or becomes defective within the Warranty Period, then if requested by Buyer, Seller shall promptly at its option and Seller’s expense:

(a)	have the Equipment or parts thereof repaired at the point of manufacture; or

(b)	repair or correct such Equipment or parts thereof at or near the Site; or

(c)	replace Equipment or parts thereof to the extent necessary to cause it to meet the Warranty.

Parts required to repair or replace defective Equipment or parts thereof will be supplied by Seller. The costs of rendering the System safe and suitable for the undertaking of repairs shall be the responsibility of Buyer. The cost of removing defective Equipment or parts and reinstalling repaired or replaced Equipment or parts shall be at the expense of Seller.

Seller assumes no responsibility for external corrosion, normal wear and tear, improper or unauthorized modification, installation, operation or maintenance of the system or any part of the system. No modification of the system will be undertaken without the prior agreement of Seller. Seller shall have the right to inspect the operation and maintenance of the system at all reasonable times in connection with a Warranty claim in order to ascertain that the system has been operated and maintained in a manner which will not prejudice the responsibilities of Seller under this Contract.

Failure by Seller to remedy a Warranty claim, not caused or contributed to by Buyer’s due care obligations related to the operation or maintenance of the equipment, promptly within not to exceed [***] from the initiation of the claim will constitute a material breach of such Warranty causing the “repair or replace” remedy above to fail its essential purpose and will entitle Buyer to all remedies available under applicable law in respect of such breach, notwithstanding the above “repair and replace” remedy limitation or any other provision of this Contract.

10.	GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the state of Michigan without giving effect to any conflict-of-law rules requiring the application of the substantive law of any other jurisdiction; provided, however, that the United Nations Convention on Contracts for the International Sale of Goods and the United Nations Convention on the Limitation Period in the International Sale of Goods are disclaimed and shall not apply to this Agreement or any of its schedules.

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11.	DISPUTES: All disputes in connection with this Contract or the execution thereof shall be settled through negotiation. In case no settlement can be reached, the in a neutral location to be determined. The Parties consent to personal jurisdiction in such forum and venue and waive any defense of inconvenient forum or otherwise. The substantially prevailing party will be entitled to its reasonable attorneys’ fees and other reasonable costs and expenses incurred in the litigation.

12.	TECHNOLOGY LICENSE: The Technology License Agreement, as per Schedule 4, shall be fully executed by Seller and Buyer concurrently with this Contract, to be effective upon receipt by Seller of payment in full of all undisputed amounts payable to Seller as described in this Contract. Such agreement is incorporated into and made part of this Contract, as are the other schedules.

13.	INDEMNIFICATION:

(a)	Seller shall in no event (including, without limitation, negligence of Seller, its employees, subcontractors, or agents) be liable for losses of production, lost profit, lost business, lost savings or other economic or business losses or indirect, incidental, consequential or special damages of any nature of the kind whatsoever. During the site acceptance testing, Seller will demonstrate the compliance of the Equipment to applicable specifications, this Contract. Buyer will be responsible for obtaining all local licenses and permits related to use of the end product and the Equipment. Buyer acknowledges that it is Buyer’s sole responsibility to perform all quality testing and determine if the end product meets the Buyer’s internal specifications during the routine use of the Equipment. Buyer releases Seller from all liabilities relating to such matters.

(b)	Conditions of this Contract, Seller (as “Indemnifying Party”) shall indemnify, defend, and hold harmless the Buyer and its representatives, officers, directors, employees, agents, affiliates, successors, and assigns (collectively, “Indemnified Parties”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, fees and the costs of enforcing any right to indemnification under this Contract, and the cost of pursuing any insurance providers, incurred by any Indemnified Party (collectively, “Losses”), arising out or resulting from any third-party claim or any direct claim against Indemnifying Party alleging: (i) a material breach or non-fulfillment of any of Indemnifying Party’s material obligations set forth in this Contract; (ii) any negligent or more culpable act or omission of Indemnifying Party or any of its representatives, officers, directors, employees, agents, affiliates, successors, and assigns (including any recklessness or willful misconduct) in connection with Indemnifying Party’s material breach of performance under this Contract; (iii) any bodily injury, death of any person or damage to real or tangible personal property caused by the willful or negligent or more culpable acts or omissions of Indemnifying Party or any of its representatives; (iv) any failure by Indemnifying Party or its personnel to materially comply with any applicable laws; or (v) any infringement of the intellectual property rights of a third party.

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(c)	The liability of Seller for any claim or claims arising out of or resulting from this Contract or the performance or use of the Equipment shall in no event exceed the aggregate the Contract Price, including indemnifiable Losses under Section 13(b).

14.	CONFIDENTIALITY: Each of Seller and Buyer shall restrict access to all of the other parties’ confidential information to those employees who reasonably require such information for the performance of their duties and who have previously agreed to maintain such information in confidence. Neither Seller nor Buyer shall disclose or use the other party’s confidential information except to the extent necessary to perform this Contract or, as to Buyer and its successors and assigns, to operate, maintain, and sell or transfer the Equipment.

Notwithstanding the foregoing, each party may disclose the other party’s confidential information to the limited extent required to comply with applicable law or order issued by a court or governmental agency of competent jurisdiction; provided that the party making the required disclosure shall first provide the disclosing party with: (i) prompt written notice of such requirement so that the disclosing party may seek, at its sole cost and expense, a protective order or other remedy; and (ii) reasonable assistance, at the disclosing party’s sole cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure.

15.	PROPRIETARY INFORMATION: All information provided by Seller to Buyer with this Contract, including attached Schedules, is proprietary to Seller. Buyer hereby acknowledges and agrees that said information obtained by Buyer from Seller under this Contract is Proprietary to Seller and shall not be used, disclosed and/or duplicated except in accordance with the express written authorization of Seller or to the extent necessary to for Buyer and its successors and assigns to operate and maintain the Equipment.

All information provided by Buyer to Seller with this Contract is proprietary to Buyer. Seller hereby acknowledges and agrees that said information obtained by Seller from Buyer under this Contract is proprietary to Buyer and shall not be used, disclosed and/or duplicated except in accordance with the express written authorization of Buyer, or to the extent necessary to for the Seller and its successors to manufacture, install, commission and warranty the Equipment.

16.	TERMINATION: This Agreement can only be terminated until the Ready to Ship Notice date issued by the Seller as per the following provisions. This termination clause and its provisions are not applicable after the date of the Ready to Ship Notice issued by the Seller:

(a)	By either Party, for cause, for any material breach of this Agreement (which includes without limitation Seller’s failure to achieve a deadline in the project delivery schedule set forth in Schedule 2 after extensions for any permitted delays and Force Majeure as described in this Contract) by the other party hereto; provided, that the non-breaching Party gives the other Party written notification of the alleged breach and a period of [***] after the date of the notice to remedy the alleged breach.

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(b)	By either Party, immediately, if any employee or agent of the other Party materially violates United States State or Federal law, or international law, applicable to the agreement.

(c)	By either Party, immediately, with cause upon written notice to the other, in the event of (A) the appointment of a receiver for all or substantially all of the other Party’s assets; (8) the institution of bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against the other Party under any section or chapter of the United States or Canadian Cross-Broder Insolvency proceedings have not been dismissed or discharged within [***] after they are instituted; (C) the insolvency or making of an assignment for the benefit of creditors or the admittance by such other Party of any involuntary debts as they mature; (D) the institution of any reorganization arrangement or other readjustment of debt plan of such other Party not involving the United States Bankruptcy Code or the Bankruptcy and Insolvency Act; or (E) any corporate action taken by the Board of Directors or other governing authority of such other Party in furtherance of any of the above actions.

(d)	Upon termination of this Agreement other than due to a material uncured breach of this Agreement by Buyer or material violation of United States State or Federal law or international law applicable to the agreement by any employee or agent of Buyer, Seller shall promptly return all amounts previously paid by Buyer. Upon Seller’s termination of this Agreement due to a material uncured breach of this Agreement by Buyer or material violation of United States State or Federal law or international law applicable to the agreement by any employee or agent of Buyer, Seller shall be entitled to its actual damages available under this Agreement and shall promptly return all amounts previously paid by Buyer to the extent in excess of such damages. A Party’s liability for breach of this Agreement shall survive its termination.

17.	MISCELLANEOUS:

(a)	This Contract and the relevant attached Schedules constitute the complete agreement between Seller and Buyer with respect to the subject matter hereof, and all statement, proposals and other agreement, oral or written, made prior to or upon execution hereto shall have no force or effect.

(b)	Neither party shall claim any modification or rescission from any provision hereof unless such modification or rescission is in writing, signed by the other party and it specifically states it is an amendment to this Agreement.

(c)	All clause captions are for ease of reference and shall not be deemed to decline, limit or enlarge the meaning of any clause.

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(d)	If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Buyer: Ionetix Corporation		Seller, Advanced Cyclotron Systems Inc.,

Per:	/s/ Kevin Cameron	Per:	/s/ Alexander Zyuzin
	CEO, Ionetix Corporation		Alexander Zyuzin Director of Research and Business Development

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SCHEDULE 1

Scope of Supply

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SCHEDULE 2

Project Delivery Schedule

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SCHEDULE 3

Buyer’s Supply

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SCHEDULE 4

Technology License Agreement for ACSI Manufactured Equipment

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SCHEDULE 5

FACTORY ACCEPTANCE TEST

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SCHEDULE 6

SITE ACCEPTANCE TEST

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